UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2005

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Lifestream Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	0-29058	82-0487965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 S. Clearwater Loop, Building 1000, Suite D, Post Falls, ID 83854
(Address of principal executive offices) (Zip Code)

208-457-9409
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On July 1, 2005, the Company failed to make a required $100,000 payment of principal on the outstanding promissory note in the aggregate principal amount of $2,869,740 payable to RAB Special Situations (Master) Fund Limited, as assignee of RAB Special Situations LP (“RAB”).  Under the terms of the note, the Company’s failure to make such payment causes the entire principal amount of the note to become immediately due and payable.  The Company’s obligations under the note and related loan agreements are collateralized by a security interest in all of the Company’s assets.

On July 8, 2005, RAB verbally advised us that (a) RAB has waived any default arising by reason of our failure to make the July 1, 2005 payment under the note, (b) RAB has agreed to defer payment of the $100,000 installment due under the promissory note on July 1, 2005, (c) payment of the July 1, 2005 installment under the promissory note will become due and payable on the February 1, 2006 maturity date of the promissory note, (d) our agreement in principle with RAB will be promptly reduced to writing and (e) all of the other terms and conditions of our promissory note to RAB remain in full force and effect.   RAB previously agreed that the May 1, 2005 and June 1, 2005 installment note payments would become due and payable on the February 1, 2006 maturity date of the note.

Item 9.01.

Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

None.

(b)

Pro Forma Financial Information.

None.

(c)

Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifestream Technologies, Inc.

/s/ CHRISTOPHER MAUS
Christopher Maus Chairman, President and CEO

Date:  July 8, 2005